UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2012

ARK RESTAURANTS CORP.
(Exact name of registrant as specified in its charter)

New York	1-09453	13-3156768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Fifth Avenue
New York, New York 10003
(Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (212) 206-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.02	Results of Operations and Financial Condition.

          On December 26, 2012, ARK Restaurants Corp. (the “Company”) issued a press release announcing financial results for the Fourth Quarter and Full Year of 2012. A copy of the press release titled “Ark Restaurants Announces Financial Results for the Fourth Quarter and Full Year of 2012” is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

          The press release contains certain non-GAAP disclosures-Earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle (EBITDA). Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company’s past financial performance, as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity.

          This information intended to be furnished under this Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01.	Regulation FD Disclosure.

          The following information is furnished pursuant to Item 7.01 of Regulation S-K. On December 27, 2012, the Company held an investor and analyst conference call to discuss its results of operations for the fourth quarter and full year of 2012. During its conference call, in response to questions raised, the Company stated that: (A) as a result of Hurricane Sandy and the early termination of leases for its Red and Sequoia properties in New York City, the Company anticipated a loss of approximately $500,000 in EBITDA for fiscal 2013; and (B) as a result of the Company’s repurchase, to date, of 14.39% of the members’ interest in Ark Hollywood/Tampa Investments, LLC, and the Company now owning 64.39% of the partnership, the Company anticipated an increase of approximately $500,000 in EBITDA for 2013.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated December 26, 2012.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARK RESTAURANTS CORP.

/s/ Michael Weinstein

By:	Name: Michael Weinstein
Title: Chief Executive Officer

Date: December 27, 2012